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                                                                  EXHIBIT 23.1.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 30, 1999 (except with respect to the matters referred to in Note 10, as to which the date is November 29, 1999) for VA Linux Systems, Inc., and our report dated February 24, 2000 for NetAttach, Inc. included herein and to all references to our Firm included in this S-4 registration statement.


                                                             Arthur Andersen LLP


San Jose, California
April 25, 2000